UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934
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JOHNSON CONTROLS, INC.

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EXPLANATORY NOTE
The following Talking Points were prepared under the supervision of Jerome D. Okarma, Vice President, Secretary and General Counsel of the Registrant, for use by those employees authorized to communicate with the media and shareholders of the Registrant pursuant to its communication policy. The document may be deemed “soliciting materials” within the meaning of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission.
Because of the nature and scope of the proposals in the proxy, every effort is being made to assist the Registrant’s employees authorized to communication with the media and stockholders, as well as foster shareholders understanding of the noted proposals and to facilitate prompt voting.
The additional material contained in this filing is comprised of a compilation of excerpts from Proposals three, four, five, six and seven, and from the Compensation Discussion and Analysis, of the Definitive Proxy Statement filed by the Registrant on December 10, 2010. Except as described in this explanatory note, no other changes have been made to the Definitive Proxy Statement.
2011 ANNUAL MEETING OF SHAREHOLDERS: TALKING POINTS
Proposal 3: To approve a proposed amendment to the Johnson Controls, Inc. Restated Articles of Incorporation to allow for a majority voting standard for uncontested elections of directors.
The Board of Directors recommends a vote FOR item 3.
Summary of Item:
The Wisconsin Business Corporation Law requires that, unless otherwise provided in a company’s articles of incorporation, directors are elected by a plurality of the votes cast by the shares entitled to vote at a meeting; “plurality” means that the nominees for election as directors with the largest number of votes are elected as directors. The Articles are currently silent as to the voting standard for election of directors, so a plurality standard now applies.
Under the proposed majority voting standard, for an individual to be elected to the Board of Directors in an “uncontested election,” the number of votes cast favoring the individual’s election must exceed 50% of the number of votes cast with respect to the individual’s election.
The Board of Directors approved amendments to our By-Laws that will implement a majority voting standard if shareholders approve the Articles amendment.
Talking Points:
•	The shareholder proposal to adopt majority voting at the 2010 meeting passed with over 50% support.

•	The Board undertook a thorough review of the majority voting issue focusing on what’s in the best interest of our shareholders.

•	Johnson Controls is committed to shareholder accountability and strong corporate governance standards.

•	Based on its review and considering shareholder sentiment, the Board chose to submit a proposal to shareholders to adopt a majority voting standard in uncontested elections of directors.
Proposal 4: To approve the Johnson Controls, Inc. Annual Incentive Performance Plan (“AIPP”).
The Board of Directors recommends a vote FOR item 4.
Summary of Item:
The AIPP was previously reviewed and approved by shareholders in 2006, and was last amended and restated effective as of January 1, 2008. The incentive plan enables the Company to motivate and focus our employees on our financial and strategic objectives for the year. These financial and strategic objectives are important to executing our business strategy, delivering long-term value to shareholders, and sustaining our credibility with investors.

Talking Points:
•	The AIPP enables the Company to pay compensation as “qualified performance-based compensation” for tax purposes pursuant to Section 162(m) of the Internal Revenue Code (“Section 162(m)”). In order to maintain Section 162(m) status, shareholders must approve the plan at least every five years.

•	This annual incentive plan is a very important component of our overall compensation strategy as it enables the Company to motivate and focus our employees on our financial and strategic objectives for the year. These financial and strategic objectives are important to executing our business strategy, delivering long-term value to shareholders, and sustaining our credibility with investors.

•	The AIPP is essentially the same as the plan that shareholders have approved before. The performance measures in the plan include four measures that shareholders have not previously approved: earnings before interest, taxes, depreciation and amortization (EBITDA); trade working capital; return on sales; and free cash flow.
Please refer to pages 35 through 37 of the proxy statement for additional detail on this proposal and the Compensation Discussion & Analysis generally on our overall compensation strategy.
Proposal 5: To approve the Johnson Controls, Inc. Long-Term Incentive Performance Plan (“LTIPP”).
The Board of Directors recommends a vote FOR item 5.
Summary of Item:
The LTIPP was previously reviewed and approved by shareholders in 2006, and was last amended and restated effective as of January 1, 2008. It provides for cash bonuses as an incentive for selected employees to achieve specified performance goals with a view toward enhancing shareholder value.
Talking Points:
•	The LTIPP enables the Company to pay compensation as “qualified performance-based compensation” for tax purposes pursuant to Section 162(m) of the Internal Revenue Code (“Section 162(m)”). In order to maintain Section 162(m) status, shareholders must approve the plan at least every five years.

•	The purpose of the LTIPP is to motivate named executive officers and other key employees to achieve outstanding performance based on performance measures that are aligned with the Company’s strategic goals. Under the LTIPP, the plan administrator the Compensation Committee establishes potential awards and pertinent performance criteria at the beginning of each performance period. After the end of each performance period, the amount payable to a participant will be determined based upon actual performance.

•	The LTIPP is essentially the same as the plan that shareholders have approved before. The performance measures in the plan include four measures that shareholders have not previously approved: earnings before interest, taxes, depreciation and amortization (EBITDA); trade working capital; return on sales; and free cash flow.
Please refer to pages 38 through 40 of the proxy statement for additional detail on this proposal and the Compensation Discussion & Analysis generally on our overall compensation strategy.
Proposal 6: To consider an advisory vote on compensation of our named executive officers.
The Board of Directors recommends a vote FOR item 6.
Summary of Item:
The Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank), which became law in July 2010, requires public companies to include in their 2011 proxy statements a shareholder resolution on the compensation of their named executive officers. The SEC published proposed rules in October 2010 to implement voting requirements, known as ‘say-on-pay’ and ‘say-when-on-pay’, with final rules expected by March 2011.
Under the proposed rules, Dodd-Frank requires public companies to conduct a separate shareholder vote on their pay practices (say-on-pay) as well as the future frequency of the say-on-pay vote. The vote on the frequency of say-on-pay, known as “say-when-on-pay,” must be held in 2011 and every six years thereafter, and is discussed in Proposal Seven.
Talking Points:
We believe that our executive compensation programs are structured in the best manner possible to support our company and our business objectives, as well as to support our culture and traditions that have been around for over 125 years.
As our shareholders read through this Compensation Discussion and Analysis and the accompanying tables, we believe that our executive compensation programs are structured in the best manner possible to support our company and our business objectives, as well as to support our culture and traditions that have guided us for over 125 years.
•	Our pay programs are substantially tied into our key business objectives and the success of our shareholders. If our shareholders value declines, so does the compensation we deliver to our executives. Further, as an executive’s level of responsibility within our organization increases, so does the percentage of total compensation that we link to performance (see sections titled “Objectives of our Executive Compensation Programs” and “Elements of and Allocation of Executive Compensation”).

•	Based on the results of our fiscal year 2009 performance, none of our executive officers, including each of the named executive officers, received an annual performance bonus for fiscal year 2009.

•	We maintain the highest level of corporate governance over our executive pay programs. We closely monitor governance concerns and our Compensation Committee (the “Committee”) ensures that concerns of shareholders are addressed (see section titled “Executive Compensation Governance”).

•	During fiscal year 2010, the Committee amended its Charter and Annual Agenda to formalize the process for assessing risk in incentive compensation plans and policies.

•	During fiscal year 2010, the Committee formalized the process to ensure the independence of our executive compensation consultant.

•	During fiscal year 2009, the Committee adopted an Executive Compensation Incentive Recoupment Policy.

•	We closely monitor the pay programs and pay levels of executives from companies of similar size and complexity, so that we may ensure that our pay programs are within the norm of a range of market practices. When norms change, the Committee is responsive in addressing the trends in order to ensure any necessary changes occur in a timely manner.

•	During fiscal year 2010, the Committee eliminated excise tax gross-up payments from any new change of control agreements entered into after July 27, 2010.

•	During fiscal year 2009, the Committee eliminated the payment of gross-ups on perquisites.

•	During fiscal year 2009, the Committee eliminated the right for any new officers elected after September 14, 2009, to terminate employment for any reason during the 30-day period following the first anniversary of a change of control event and receive the change of control payment under the agreement.

•	During fiscal year 2009, our Chief Executive Officer initiated discussions with the Chairman of our Compensation Committee regarding executive officer base salary increases that became effective on October 1, 2008, prior to the economic decline. These discussions resulted in the Committee adopting a resolution in January 2009 that reduced annual base salaries for the remainder of fiscal year 2009 for certain executive officers, including each of the named executive officers, to the base level that was in effect for fiscal year 2008.

•	During fiscal year 2009, the Committee eliminated the provision to accelerate vesting benefits upon death under our Retirement Restoration Plan.

•	During fiscal year 2008, the Committee limited participation in our Executive Survivor Benefits Plan to executive officers hired prior to September 15, 2009.

•	Our Committee, our Chairman and Chief Executive Officer, and our head of Human Resources engage in a rigorous talent review process annually to address succession and executive development for our CEO and other key executives. The results of the talent review are presented to the Board.
Please refer to the Compensation Discussion and Analysis section of the proxy statement which provides detailed information regarding our overall compensation strategy, which supports this proposal.
Proposal 7: To consider an advisory vote on the frequency of the advisory vote on compensation of our named executive officers.
The Board of Directors recommends a vote of “THREE YEARS” for item 7.
Summary of Item:
The Dodd-Frank Wall Street Reform and Consumer Protection Act (Dodd-Frank), which became law in July 2010, requires public companies to include in their 2011 proxy statements a shareholder resolution on the compensation of their named executive officers. The SEC published proposed rules in October 2010 to implement voting requirements, known as ‘say-on-pay’ and ‘say-when-on-pay’, with final rules expected by March 2011.
Dodd-Frank requires a vote to be held at least once every three years to allow shareholders to express their preferences on the frequency of the say-on-pay vote — whether it should occur every year, every other year, or every third year. Companies’ management and boards of directors (or compensation committees) are allowed to recommend one of the alternatives to the shareholders.
Talking Points:
•	Past approval of our incentive pay programs by shareholders have historically occurred every five years. This has served both our company and our shareholders well, ensuring a direct alignment between executive compensation and financial performance results.

•	Setting a three year period for holding this shareholder vote will enhance shareholder communication by providing a clear, simple means for the Company to obtain information on investor sentiment about our executive compensation philosophy. An advisory vote every three years will be the most effective timeframe for the Company to respond to shareholders’ feedback and provide the Company with sufficient time to engage with shareholders to understand and respond to the vote results.

•	The Company also believes a triennial vote would align more closely with the multi-year performance measurement cycle the Company uses to reward long term performance. Our executive compensation programs are based on our long term business strategy, which is more appropriately reflected with a three year timeframe.
Please refer to the Compensation Discussion and Analysis section of the proxy statement which provides detailed information regarding our overall compensation strategy, which supports this proposal.